                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant           [X]
Filed by a Party other than the
 Registrant                       [_]

Check the appropriate box:

[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             PHOTON DYNAMICS, INC.
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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box)

[X]No fee required.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:
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2. Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

4. Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

5. Total fee paid:
-------------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6. Amount Previously Paid:
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7. Form, Schedule or Registration Statement No.:
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8. Filing Party:
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9. Date Filed:
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

                             PHOTON DYNAMICS, INC.
                            6325 San Ignacio Avenue
                          San Jose, California 95119

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 26, 1999

TO THE SHAREHOLDERS OF PHOTON DYNAMICS, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PHOTON DYNAMICS, INC., a California corporation (the "Company"), will be held on Tuesday, January 26, 1999 at 3:00 p.m. local time at the Company's principal executive offices, 6325 San Ignacio Avenue, San Jose, California 95119 for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

  2. To approve the Company's 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 230,000 shares.

  3. To approve the Company's 1995 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 150,000 shares.

  4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending September 30, 1999.

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on December 11, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ RICHARD DISSLY
                                          Richard Dissly
                                          Chief Financial Officer

San Jose, California
December 18, 1998

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             PHOTON DYNAMICS, INC.
                            6325 San Ignacio Avenue
                          San Jose, California 95119

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 26, 1999

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Photon Dynamics, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on January 26, 1999, at 3:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices, 6325 San Ignacio Avenue, San Jose, California 95119. The Company intends to mail this proxy statement and accompanying proxy card on or about December 16, 1998 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Corporate Investor Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Corporate Investor Communications, Inc. will be paid its customary fee, estimated to be about $4,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on December 11, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on December 11, 1998 the Company had outstanding and entitled to vote 7,425,415 shares of Common Stock.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to six
(6) votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 6325 San Ignacio Avenue, San Jose, California 95119, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

  Proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company not later than September 28, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  There are six nominees for the nine Board positions presently authorized in the Company's Bylaws. The Company has chosen to nominate only six directors at this time and may, in the future, consider additional candidates but currently does not intend to appoint additional members to the Board. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, each having been elected by the shareholders:
Vincent Sollitto, Jr., Francois J. Henley, E. Floyd Kvamme, Barry L. Cox, Michael J. Kim and Malcolm J. Thompson.

  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below, subject to the discretionary power to cumulate votes. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

  The six candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

  The names of the nominees and certain information about them are set forth below:

                                         POSITION HELD WITH THE COMPANY/
            NAME             AGE              PRINCIPAL OCCUPATION
            ----             ---         -------------------------------
 Mr. Vincent Sollitto, Jr...  50 Chief Executive Officer

 Mr. Francois J. Henley.....  39 Chief Executive Officer of Silicon Genesis
                                 Corporation

 Mr. E. Floyd Kvamme........  61 Chairman of the Board and General Partner of
                                 Kleiner Perkins Caufield & Byers IV, a venture
                                 capital partnership

 Mr. Barry L. Cox...........  56 Private investor

 Mr. Michael J. Kim.........  53 Executive Director at the San Jose Technology
                                 Center of LG Electronics Inc.

 Dr. Malcolm J. Thompson....  53 President and Chief Executive Officer of dpiX,
                                 Incorporated

  Mr. Sollitto joined the Company as Chief Executive Officer in June 1996 and became a member of the Board of Directors of the Company in July 1996. From August 1993 to 1996, Mr. Sollitto was the General Manager of Business Unit Operations for Fujitsu Microelectronics, Inc. From April 1991 to August 1993, he was the Executive Vice President of Technical Operations at Supercomputer Systems, Incorporated. Mr. Sollitto spent 21 years in various positions, including Director of Technology and Process at International Business Machines Corporation, before joining Supercomputer Systems, Incorporated. Mr. Sollitto serves as a director of Irvine Sensors Corp. Mr. Sollitto is a graduate of Tufts College where he received a B.S.E.E. in 1970.

  Mr. Henley founded the Company in 1986 and has been a member of the Board of Directors since that time. He has been Chief Executive Officer of Silicon Genesis Corporation since June 1997. From July 1994 to July 1997, Mr. Henley was Chief Technical Officer of the Company and from June 1986 to June 1994, he held various other positions in the Company, including that of President. Prior to 1986, Mr. Henley held various engineering positions at Hewlett-Packard Company, Intel Corporation and Spectrum Sciences, Inc. Mr. Henley received a B.S.E.E. from Rensselaer Polytechnic Institute in 1980 and an M.S.E.E. from the University of California, Berkeley in 1982, where he completed Ph.D. course requirements in quantum electronics.

  Mr. Kvamme has been a member of the Board of Directors since 1986. He has been a general partner of Kleiner Perkins Caufield & Byers since March 1984. Mr. Kvamme also serves on the Boards of Directors of Harmonic Lightwaves, Inc., TriQuint Semiconductor, Inc., Prism Solutions, Inc., Brio Technology, National Semiconductor, and several privately held companies. Mr. Kvamme received a B.S.E.E. from the University of California, Berkeley and an M.S.E. from Syracuse University.

  Mr. Cox has been a member of the Board of Directors since 1990 and is currently a consultant and private investor. Mr. Cox served as the President, Chief Operating Officer and a director of Weitek Corporation from 1992 to 1993 and served as its President and Chief Executive Officer from 1993 to 1995. Mr. Cox was a founder and director of ATEQ Corporation, a semiconductor capital equipment manufacturer, and from 1987 to 1992 served as its President and Chief Executive Officer. Mr. Cox joined Quantum Effect Design as the Chairman of the Board in July 1998. Mr. Cox received a B.S. in Engineering from the U.S. Air Force Academy and an M.B.A. from Boston University.

  Mr. Kim has been a member of the Board of Directors since 1991. He is a corporate Senior Vice President of LG Electronics, Inc. and has served as the head of the San Jose Technology Center of LG Electronics since 1993. From February 1988 to June 1992, Mr. Kim served as a Vice President at Goldstar Technology, Inc., formerly a subsidiary of LG Electronics Inc. Mr. Kim received a B.S.E.E. from the University of Illinois, Chicago and an M.S.E.E. from the University of Santa Clara.

  Dr. Thompson has been a member of the Board of Directors since 1992. He is the President and Chief Executive Officer of dpiX, Incorporated and the founder and Chairman of the U.S. Display Consortium. He was the Chief Technologist at Xerox Corporation from 1981 to 1996. Dr. Thompson received a B.S. and a Ph.D. from Brighton Polytechnic.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended September 30, 1998, the Board of Directors held thirteen meetings. The Board has an Audit Committee and a Compensation Committee.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three (3) non-employee directors: Messrs. Kvamme, Thompson and Kim. It met one time during such fiscal year.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three (3) non-employee directors: Messrs. Kvamme, Cox and Krausz. It met one time during such fiscal year.

  During the fiscal year ended September 30, 1998, all directors except Mr. Kim attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                  PROPOSAL 2

                APPROVAL OF 1995 STOCK OPTION PLAN, AS AMENDED

  In March 1995, the Board of Directors adopted, and the shareholders subsequently approved, the Company's 1995 Stock Option Plan (the "Option Plan"). As a result of a series of amendments, as of September 30, 1998, there were 1,110,943 shares of the Company's Common Stock reserved for issuance under the Option Plan.

  At September 30, 1998, options (net of cancelled or expired options) covering an aggregate of 1,216,884 shares had been granted under the Option Plan and only 279,332 shares (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options) remained available for future grant under the Option Plan. In November 1998, the Board approved an amendment to the Option Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Option Plan from 1,110,943 shares to 1,340,943 shares. This amendment is intended to afford the Company greater flexibility in granting employees with stock options and ensures that the Company can continue to grant such stock options at levels determined appropriate by the Board. During the last fiscal year, options were granted under the Option Plan covering shares in the amounts as follows: Mr. Meurell 12,000 shares, Mr. Hawthorne 22,000 shares, Mr. Pratt 22,000 shares, Mr. DePalma 72,000 shares, Mr. Bailey 22,000 shares, all current executive officers as a group 150,000 shares, and all employees (excluding executive officers) as a group 274,700 shares.

  Shareholders are requested in this Proposal 2 to approve the Option Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Option Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

  The essential features of the Option Plan, as amended, are outlined below:

GENERAL

  The Option Plan provides for the grant of both incentive and nonqualified stock options to employees, officers, directors, independent contractors, and consultants of the Company and its affiliates.

  Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonqualified stock options granted under the Option Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonqualified stock options.

PURPOSE

  The Option Plan was adopted to give the employees, officers, directors, independent contractors, and consultants to the Company and its affiliates incentive, through ownership of the Company's Common Stock, to continue in their service to the Company and to help the Company compete effectively with other enterprises for the services of qualified individuals.

ADMINISTRATION

  The Board of Directors of the Company (the "Board"), or a committee (the "Committee") composed of two or more members of the Board, is authorized to administer the Option Plan. If administration is delegated to a Committee, such Committee will have, in connection with the administration of the Option Plan, the powers possessed by the Board. As used herein with respect to the Option Plan, the "Board" refers to the Committee as well as the Board itself.

  Notwithstanding the foregoing, a subcommittee of the Committee composed solely of two (2) or more "outside directors," as such term is defined under
Section 162(m) of the Code and the regulations thereunder (the "Subcommittee"), shall make all grants of awards to eligible persons who are "covered employees" as such term is defined in Section 162(m) of the Code. References to the Committee include the Subcommittee.

  The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to whom and the dates on which options will be granted, what type of option will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, in addition to cash, that may be used to pay the purchase price upon exercise of the option, and other terms of the option.

SHARES SUBJECT TO THE OPTION PLAN

  Pursuant to the November 10, 1998 amendment, the Common Stock that may be issued pursuant to awards under the Option Plan shall not exceed in the aggregate one million three hundred forty thousand nine hundred forty-three (1,340,943) shares of the Company's Common Stock. If any option is surrendered (except surrender for shares of Common Stock) or for any other reason ceases to be exercisable, in whole or in part, without having been exercised in full, the stock not purchased under such option will revert to and again become available for issuance under the Option Plan.

ELIGIBILITY

  Incentive stock options may be granted only to employees (including officers and directors who are employees). Nonqualified stock options may be granted to employees, directors, officers, independent contractors, and consultants. All of the Company's executive officers, employees, consultants and directors of the Company are eligible to receive grants under the Option Plan. As of November 30, 1998, the Company and its subsidiaries had approximately one hundred six (106) executive officers, employees, consultants, and directors. Non-Employee Directors, of which there are currently six (6) are only eligible to receive the automatic, non-discretionary stock options described below.

  No person is eligible for the grant of an incentive stock option, if at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10% Shareholder") unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time during any calendar year (under all such plans of the Company and its affiliates) may not exceed one hundred thousand ($100,000) dollars. In addition, no person shall be eligible to be granted options covering more than two hundred fifty thousand (250,000) shares of the Company's Common Stock in any calendar year.

TERMS OF DISCRETIONARY OPTIONS

  Term. No discretionary option is exercisable after the expiration of ten
(10) years from the date it was granted.

  Exercise/Purchase Price. The exercise price of each discretionary option will not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

  Consideration. The purchase price of stock acquired pursuant to a discretionary option is paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Committee, (i) by delivery of already owned Common Stock of the Company or by withholding Common Stock otherwise deliverable upon exercise of the discretionary option, (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of stock and deliver all or a portion of the proceeds to the Company in payment for the stock, (iii) by delivery of the optionee's promissory note with such provisions as the Committee determines appropriate, or (iv) any combination of the foregoing (including cash). If the exercise price of an option is paid by withholding Common Stock otherwise deliverable upon exercise of the option, the Committee may issue the optionee an additional option to purchase a number of shares of Common Stock equal to the number of shares withheld. This additional option shall have the same terms as the option that was exercised except that its exercise price shall be the fair market value of the Common Stock on the date of grant of the additional option.

  The Committee may, in its sole discretion, authorize the surrender of all or part of an unexercised option (excluding non-discretionary options described below) and authorize a payment thereof of an amount equal to the difference between the aggregate fair market value of the Common Stock subject to such option and the aggregate option price of such Common Stock. Such payment may be made in cash, shares of Common Stock (using the fair market value on the date of surrender), or some combination thereof.

  Transferability. An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A discretionary nonqualified stock option shall be transferable to the extent permitted by the option agreement covering the option.

TERMS OF NON-DISCRETIONARY OPTIONS

  General. Each person who is elected for the first time to be a non-employee director, and who is not an affiliate of a five percent (5%) shareholder (a "Non-Employee Director"), will automatically, upon the date of his or her initial election to be a Non-Employee Director, be granted a nonqualified stock option to purchase 5,000 shares of Common Stock (an "Initial Grant"). Immediately following each annual meeting of the Company's shareholders, each Non-Employee Director shall be granted a nonqualified stock option to purchase an additional 2,500 shares of Common Stock, provided such Non-Employee Director has provided services to the Company for at least one year (a "Subsequent Grant").

  Term. No non-discretionary option is exercisable after the expiration of ten
(10) years from the date it was granted.

  Exercise/Purchase Price. The exercise price of each non-discretionary option shall be one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

  Consideration. The purchase price of stock acquired pursuant to a non-discretionary option is paid either: (a) in cash at the time the non-discretionary option is exercised; or (b) at the discretion of the Committee,
(i) by
delivery of already owned Common Stock of the Company or by withholding Common Stock otherwise deliverable upon exercise of the non-discretionary option, or
(ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of stock and deliver all or a portion of the proceeds to the Company in payment for the stock, or (iii) any combination of the foregoing (including cash).

  Transferability. Non-discretionary stock options granted to Non-Employee Directors shall be transferable to the fullest extent permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

  Vesting. Each Initial Grant shall be fully vested and exercisable upon receipt. Each Subsequent Grant shall vest and become exercisable in equal monthly installments over a period of one year from the date of grant.

EFFECT OF CERTAIN CORPORATE EVENTS

  If any change is made in the Common Stock subject to the Option Plan, or subject to any option granted under the Option Plan through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)) or other change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not increase the benefits to the individual, including adjustments to the number and kind of shares and the price per share subject to outstanding options.

  A stock option agreement may provide for accelerated vesting in the event of certain changes in control (all grants to Non-Employee Directors shall so provide). If a stock option agreement contains a change in control provision, it will also provide that the stock option will remain exercisable for the remainder of its term except that it will terminate upon the effective date of a change in control in which the Company is not the surviving entity, or in which all or substantially all assets of the company are disposed of, sold or transferred, or upon the complete liquidation or dissolution of the Company.

AMENDMENT OF PLAN AND GRANTS

  The Board at any time, and from time to time, may amend the Option Plan. However, no amendment will be effective without the consent of shareholders then sufficient to approve the Option Plan in the first instance where the amendment will increase the maximum number of shares subject to stock options issued under the Option Plan or change the designation or class of persons eligible to receive incentive stock options under the Option Plan.

  Except for non-discretionary grants to Non-Employee Directors, the Board may amend the terms of any outstanding option. However, any amendment which would adversely affect the optionee's rights under an outstanding option shall not be made without optionee's written consent. Notwithstanding the foregoing, the Board may, without written consent, cancel any outstanding option or accept any outstanding option in exchange for a new option.

TERMINATION OF PLAN

  The Board may suspend or terminate the Option Plan at any time or from time to time. Unless sooner terminated by the Board, the Option Plan will terminate on September 27, 2005.

FEDERAL INCOME TAX INFORMATION

  Incentive Stock Options. Options granted under the Option Plan which are designated as incentive stock options are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code.

  There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

  If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provision of 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Nonqualified Stock Options. Options granted under the Option Plan which are not designated as incentive stock options are "nonqualified stock options" which generally have the following federal income tax consequences:

  There are no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16 of the Exchange Act.

  Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted under the Option Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period, the per-employee limitation is approved by the shareholders and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and the option is approved by shareholders. Stock options granted under the Plan are intended to qualify for the exemption for performance-based compensation.

                                  PROPOSAL 3

           APPROVAL OF 1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

  In September 1995, the Board of Directors (the "Board") adopted, and the shareholders subsequently approved, the 1995 Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of 100,000 shares of the Company's Common Stock. In December 1997, the Board of Directors subsequently amended the Purchase Plan to increase the number of shares authorized for issuance thereunder to an aggregate of 200,000 shares. The shareholders of the Company approved the amendment to the Purchase Plan in January 1998. The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423(b) of the Code.

  At November 30, 1998, an aggregate of 167,383 shares had been issued under the Purchase Plan and only 32,617 shares remained for the grant of future rights under the Plan. In November 1998, the Board of Directors of the Company adopted amendments to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan to 350,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board. During the last fiscal year, shares were purchased under the Purchase Plan at the weighted average price of $2.3375 per share in the following amounts: Mr. Sollitto 5,013 shares, Mr. Meurell 1,509 shares, Mr. DePalma 1,026 shares, Mr. Bailey 2,736 shares, all current executive officers as a group 10,284 shares, and all employees (excluding executive officers) as a group 92,059 shares.

  Shareholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Purchase Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

  The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

  The Purchase Plan was adopted to provide a means by which employees of the Company (and any subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

  The Purchase Plan may be administered by the Board or by a committee of the Board (the "Committee"). The Board has delegated the administration of the Purchase Plan to the Committee. The Committee has, in connection with the administration of the Purchase Plan, the powers possessed by the Board. As used herein with respect to the Purchase Plan, the "Board" refers to such Committee as well as to the Board itself.

  The Board has the power to construe, interpret and apply the terms of the Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the plan in such a manner as shall comply with Rule 16b-3, as amended.

PURCHASE PERIODS

  The Purchase Plan is implemented by a series of overlapping or consecutive purchase periods (the "Purchase Period"). The maximum duration of any Purchase Period shall be twenty-seven (27) months. An accrual period is a period of approximately six (6) months, commencing on February 1 and August 1 of each year and terminating the following July 31 or January 31, respectively (an "Accrual Period").

  An employee who participates in the Purchase Plan is granted a separate option to purchase shares of Common Stock for each Purchase Period in which he or she participates. The option is granted on the first day of the Purchase Period and is automatically exercised in successive installments on the last day of each Accrual Period ending within the Purchase Period (the "Exercise Date"). An employee may participate in only one Purchase Period at a time. In the event that the fair market value of the Company's Common Stock is less than the fair market value of the Company's Common Stock on the first day of the first Accrual Period within the Purchase Period, the Purchase Period shall be terminated and the employee shall be enrolled automatically in the new Purchase Period that has its first Accrual Period commencing on that date, provided the employee is eligible to participate in the Purchase Plan on that date and has not elected to terminate participation in the Purchase Plan.

SHARES SUBJECT TO THE PLAN

  Pursuant to the November 10, 1998 amendment, the Common Stock that may be sold pursuant to awards under the Purchase Plan shall not exceed in the aggregate three hundred fifty thousand (350,000) shares of the Company's Common Stock.

ELIGIBILITY

  Rights to purchase stock may be granted under the Purchase Plan only to employees who are employed by the Company and whose customary employment is at least twenty (20) hours per week and at least five (5) months per calendar year.

  An eligible employee may be granted rights under the Purchase Plan only if such rights, together with any other rights granted under all such employee stock purchase plans of the Company or any affiliate do not permit such employee's rights to purchase stock of the Company or any subsidiary to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time. No rights may be granted under the Purchase Plan to any person who, immediately following such grant, would own stock or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company.

TERMS OF RIGHTS

  Rights; Purchase Price. On the first day of each Purchase Period, each eligible employee participating in such Purchase Period shall be granted the right to purchase up to the number of shares of Common Stock purchasable with a percentage not exceeding 10% of such employee's compensation during each Accrual Period in the Purchase Period. The maximum number of shares which may be purchased by any employee in any Accrual Period shall be 5,000 shares. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Purchase Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase.

  The purchase price per share of Common Stock acquired pursuant to rights granted under the Purchase Plan will not be less than the lesser of (i) 85% of the fair market value of a share of Common Stock on the first day of the Purchase Period or (ii) 85% of the fair market value of a share of Common Stock on the Exercise Date.

  Transferability. Rights granted under the Purchase Plan are nontransferable except by will or the laws of descent and distribution and may be exercised only by the person to whom such rights are granted while that person is still alive.

  Exercise. On each Exercise Date, a participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted pursuant to the terms of the Purchase Plan. No fractional shares will be issued upon the exercise of rights granted under the Purchase Plan. Any accumulated payroll earnings remaining in a participant's account after the purchase of the number of whole shares purchasable in an amount less than is required to purchase one whole share on the final Exercise Date will be held in the participant's account for the purchase of shares on the next Exercise Date under the Purchase Plan, unless the participant withdraws from the Purchase Period or is no longer eligible to be granted rights under the Purchase Plan, in which case such amount shall be distributed to the participant after the final Exercise Date, without interest.

  Participation; Withdrawal; Termination. An eligible employee may become a participant in a Purchase Period by delivering a subscription agreement to the Company authorizing payroll deductions of up to 10% of such employee's earnings during the Purchase Period to the Company's payroll office at least fifteen (15) business days prior to the Enrollment Date or as specified by the Board for such Purchase Period. Payroll deductions made for a participant shall be credited to an account for such participant under the Purchase Plan. A participant may (a) reduce payroll deductions during the Purchase Period, or
(b) increase payroll deductions for a future Purchase Period by filing a new subscription agreement with the Company.

  A participant may withdraw all but not less than all the payroll deductions credited to his/her account and not yet used to exercise his/her option under the Purchase Plan at any time by giving written notice to the Company. All of the participant's payroll deductions credited to his/her account will be paid to such participant promptly after receipt of notice of withdrawal, such participant's option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the participant delivers to the Company a new subscription agreement.

  Upon a participant's ceasing to be an employee for any reason or upon termination of a participant's employment relationship, the payroll deductions credited to such participant's account during the Purchase Period but not yet used to exercise the option will be returned to such participant or, in the case of his/her death, to the person or persons entitled thereto, and such participant's option will be automatically terminated.

DURATION, AMENDMENT AND TERMINATION

  The Board may suspend or terminate the Purchase Plan at any time, provided that except as described under "Effect of Certain Corporate Events," no such amendment or termination can adversely affect options previously granted, except that a Purchase Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

  Notwithstanding the foregoing, without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of

Common Stock for each participant properly correspond with amounts withheld from the participant's earnings, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Purchase Plan.

EFFECT OF CERTAIN CORPORATE EVENTS

  If there is any change in the stock subject to the Purchase Plan or subject to any options granted under the Purchase Plan (through stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company (not including conversions of convertible securities)), the Purchase Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

  In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation, in which the Company will not be the surviving corporation (other than a reorganization effectuated primarily to change the state in which the Company is incorporated), or a reverse merger in which the Company is the surviving corporation but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the person or persons holding those securities immediately prior to the transfer, then any successor corporation or parent or subsidiary of such successor corporation shall assume such outstanding options or substitute equivalent options for those outstanding under the Purchase Plan, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date (the "New Exercise Date").

FEDERAL INCOME TAX INFORMATION

  Participation in the Purchase Plan is intended to qualify for the favorable federal tax treatment accorded "employee stock purchase plans" under Section 423 of the Code. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired and the method of taxation will depend upon the holding period of the purchased shares.

  If the stock is disposed of at least two years after the beginning of the Purchase Period and at least one year after the stock is transferred to the participant, the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the Purchase Period over the exercise price (determined as of the beginning of the Purchase Period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

  If the stock is sold or disposed of before the expiration of either of the holding periods described above, the excess of the fair market value of the stock on the Exercise Date over the exercise price will be treated as ordinary income at the time of such disposition. Even if the stock is later disposed of for less than its fair market value on the Exercise Date, the same amount of money is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Exercise Date.

  Any capital gain or loss recognized by a participant upon the disposition of stock acquired under the Purchase Plan will be long-term or short-term, depending on how long the stock is held.

  There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent such amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of 162(m) of the Code and the satisfaction of a tax reporting obligation).

                                  PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1999 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the year ended September 30, 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 4.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of November 30, 1998 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock.

                                                               BENEFICIAL
                                                              OWNERSHIP(1)
                                                          --------------------
                                                          NUMBER OF PERCENT OF
    BENEFICIAL OWNER                                       SHARES     TOTAL
    ----------------                                      --------- ----------
LG Electronics Inc.(2)...................................   562,708    7.06%
 3003 North First Street
 San Jose, CA 95134-2004
Michael J. Kim(2)........................................   562,708    7.06%
E. Floyd Kvamme(3).......................................   500,483    6.65%
TCW Group, Inc.(4).......................................   477,800    6.45%
 865 South Figueroa Street
 Los Angeles, CA 90017
Robert Day(4)............................................   477,800    6.45%
 200 Park Avenue
 Suite 2200
 New York, NY 10166
Kleiner Perkins Caufield & Byers IV(5)...................   474,513    6.31%
 2750 Sand Hill Road
 Menlo Park, CA 94025
ML Venture Partners II, L.P.(6)..........................   431,297    5.81%
 3000 Sand Hill Road
 Menlo Park, CA 94025
Francois J. Henley(7)....................................    60,882       *
Steven M. Krausz(8)......................................    90,433    1.22%
Vincent Sollitto, Jr.....................................    15,013       *
Howard M. Bailey.........................................    11,667       *
Barry L. Cox(9)..........................................    24,167       *
Vince M. DePalma(10).....................................    21,506       *
Jeffrey Hawthorne(11)....................................    53,493       *
Carl J. Meurell(12)......................................     4,104       *
William Pratt(13)........................................     2,758       *
Malcolm J. Thompson(14)..................................    24,167       *
All executive officers and directors as a group (12
 persons)(15)............................................ 1,371,381   17.82%

--------
   * Less than one percent.
 (1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 7,412,055 shares outstanding on November 30, 1998, adjusted as required by rules promulgated by the SEC.
 (2) Mr. Kim, a director of the Company, is an executive officer of LG Electronics Inc. Includes 28,333 shares subject to stock options held by Mr. Kim exercisable within 60 days of the date of this table.
 (3) Includes 365,957 shares held of record by Kleiner Perkins Caufield & Byers IV, L.P. ("KPCB") and 108,556 shares issuable upon the exercise of currently exercisable warrants held by KPCB; and 2,500 shares subject to stock options held by Mr. Kvamme exercisable within 60 days of the date of this table. Mr. Kvamme disclaims beneficial ownership of the shares held by KPCB except to his pecuniary interest therein.
 (4) Includes 477,800 shares held of record by TCW Group, Inc. ("TCW") and 477,800 shares held of record by Robert Day, the general partner of TCW.
 (5) Includes 108,556 shares issuable upon the exercise of currently exercisable warrants held by KPCB.
 (6) Includes 6,062 shares issuable upon the exercise of currently exercisable warrants held by ML Venture Partners II, L.P.
 (7) Includes 34,412 shares subject to stock options held by Mr. Henley exercisable within 60 days of the date of this table.
 (8) Consists of 70,556 shares held of record by U.S. Venture Partners III; 11,549 shares held of record by Second Ventures Partners, L.P.; 828 shares held of record by U.S.V. Entrepreneur Partners; and 7,500 shares subject to stock options held by Mr. Krausz exercisable within 60 days of the date of this table.
 (9) Includes 8,300 shares subject to stock options held by Mr. Cox exercisable within 60 days of the date of this table.
(10) Includes 18,480 shares subject to stock options held by Mr. DePalma exercisable within 60 days of the date of this table.
(11) Includes 45,260 shares subject to stock options held by Mr. Hawthorne exercisable within 60 days of the date of this table.
(12) Includes 2,160 shares subject to stock options held by Mr. Meurell exercisable within 60 days of the date of this table.
(13) Includes 2,160 shares subject to stock options held by Mr. Pratt exercisable within 60 days of the date of this table.
(14) Includes 24,167 shares subject to stock options held by Dr. Thompson exercisable within 60 days of the date of this table.
(15) Includes shares described in the notes above, as applicable. Includes shares which certain executive officers, directors and principal shareholders of the Company have the right to acquire within 60 days of the date of this table pursuant to outstanding options and warrants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with; except that two (2) reports, covering an aggregate of four (4) transactions, were filed late by Mr. Henley.

                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  Each Non-Employee Director of the Company is entitled to receive a per meeting fee of $1,000 plus $500 for each committee meeting attended by the committee member. In the fiscal year ended September 30, 1998, the total compensation paid to Non-Employee Directors was $70,500. Dr. Thompson elected to forego cash compensation for service as a Non-Employee Director of the Company during the last fiscal year. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

  During the last fiscal year, the Company granted options covering an aggregate 10,000 shares in the individual amounts of 2,500 shares to each of Messrs. Cox, Henley, Krausz, and Thompson at an exercise of $3.00 per share. Options granted during the last fiscal year have exercise prices equal to 100% of the fair market value on the date of grant (based on the closing sales price reported in the Nasdaq National Market for the date of grant). As of November 30, 1998, no options had been exercised by Non-Employee Directors during the last fiscal year.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows for the fiscal years ended September 30, 1996, 1997 and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at September 30, 1998 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                  ANNUAL
                               COMPENSATION           OTHER
                         -------------------------    ANNUAL      SECURITIES
   NAME AND PRINCIPAL                              COMPENSATION   UNDERLYING
        POSITION         YEAR SALARY ($) BONUS ($)     ($)      OPTIONS (#)(1)
   ------------------    ---- ---------- --------- ------------ --------------
Vincent Sollitto........ 1998  234,766    50,000         --            --
 Chief Executive Officer 1997  225,900    50,000         --            --
                         1996   64,048       --          --         81,727
Carl J. Meurell......... 1998  155,002     5,000      76,461(2)     12,000
 Vice President,         1997  144,679    29,500      32,639(2)     12,000
 Marketing
 and Business            1996      --        --          --         37,876
 Development
Jeffrey Hawthorne....... 1998  154,327    16,640         --         22,000
 Vice President,         1997  126,771     5,000         --         10,000
 Development             1996  126,618     3,250         --         20,000
William Pratt........... 1998  149,732    19,600         --         22,000
 Chief Technical Officer 1997  133,024    44,600         --         40,000
                         1996      --        --          --            --
Vince M. DePalma(3)..... 1998  155,712    40,000         --         72,000
 Vice President,         1997      --        --          --            --
 Technology              1996      --        --          --            --
Howard M. Bailey(4)..... 1998  131,423    42,000         --         22,000(5)
 Chief Financial         1997  155,693    54,000         --            --
 Officer and Secretary   1996  150,503    49,875         --         38,700(5)

--------
(1) Subsequent to September 30, 1998, the Company repriced options held by certain employees, including certain Named Executive Officers. Reference is made to the Company's Annual Report on Form 10-KSB.
(2) Represents commissions earned.
(3) Mr. DePalma resigned as Vice President, Technology of the Company as of September 11, 1998.
(4) Mr. Bailey resigned as Chief Financial Officer and Secretary of the Company as of June 30, 1998.
(5) All outstanding options were cancelled following Mr. Bailey's resignation from the Company (See Note 4).

                       STOCK OPTION GRANTS AND EXERCISES

  The Company grants options to its executive officers under its Option Plan. As of November 30, 1998, options to purchase a total of 999,410 shares were outstanding under the Option Plan and options to purchase 255,632 shares remained available for grant thereunder.

  The following tables show for the fiscal year ended September 30, 1998, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS
                         -----------------------------------
                           NUMBER OF
                           SECURITIES    % OF TOTAL OPTIONS
                           UNDERLYING   GRANTED TO EMPLOYEES
                            OPTIONS              IN          EXERCISE PRICE EXPIRATION
          NAME           GRANTED (#)(1)     FISCAL YEAR        ($/SH)(1)       DATE
          ----           -------------- -------------------- -------------- ----------
Mr. Sollitto, Jr........        --                --                --            --
Mr. Meurell.............      6,966             1.64%           $3.25         3/30/08
                              5,034             1.19%           $3.25         3/30/08
Mr. Hawthorne...........     10,000             2.35%           $5.0630      10/27/07
                             12,000             2.83%           $3.25         3/30/08
Mr. Pratt...............     10,000             2.35%           $5.0630      10/27/07
                             12,000             2.83%           $3.25         3/30/08
Mr. DePalma.............     60,000            14.13%           $5.0630      10/27/07
                             12,000             2.83%           $3.25         3/30/08
Mr. Bailey..............      9,600             2.26%           $5.0630              (2)
                                400              .001%          $5.0630              (2)
                             12,000             2.83%           $3.25                (2)

--------
  * Less than one percent.
(1) Subsequent to September 30, 1998, the Company repriced options held by certain employees, including certain Named Executive Officers. Reference is made to the Company's Annual Report on Form 10-KSB.
(2)Outstanding options cancelled following Mr. Bailey's resignation from the Company as of June 30, 1998.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                         NUMBER OF
                                                         SECURITIES          VALUE OF
                                                         UNDERLYING        UNEXERCISED
                                                        UNEXERCISED        IN-THE-MONEY
                                                         OPTIONS AT         OPTIONS AT
                                                         FY-END (#)         FY-END ($)
                         SHARES ACQUIRED    VALUE       EXERCISABLE/       EXERCISABLE/
          NAME           ON EXERCISE (#) REALIZED ($) UNEXERCISABLE(1)   UNEXERCISABLE(1)
          ----           --------------- ------------ ----------------   ----------------
Mr. Sollitto, Jr........        --             --      107,999/92,001        -- /--
Mr. Meurell.............        --             --        1,295/10,705        -- /--
Mr. Hawthorne...........        --             --       40,732/31,268    $59,292/$19,367
Mr. Pratt...............        --             --        1,440/10,560        -- /--
Mr. DePalma.............        --             --       14,460/57,360        -- /--
Mr. Bailey..............     62,322        118,538         -- /   -- (2)     -- /-- (2)

--------
(1) Subsequent to September 30, 1998, the Company repriced options held by certain employees, including certain Named Executive Officers. Reference is made to the Company's Annual Report on Form 10-KSB.
(2) In addition to the 62,322 shares acquired pursuant to stock option exercises during the last fiscal year, unexercised options to purchase 74,835 shares were cancelled following Mr. Bailey's resignation from the Company as of June 30, 1998.

                             EMPLOYMENT AGREEMENTS

  Each of Messrs. Sollitto and Hawthorne is party to an agreement which provides certain severance and other benefits in the event of a termination of such person's employment with the Company following a change of control of the Company. In the event of a termination of such officer's employment (other than a voluntary termination by the officer or a termination for cause) that occurs within up to fifteen (15) months of a change in control of the Company, the officer is entitled to between six (6) months and fifteen (15) months of severance payments and benefits depending upon the timing of such termination and the officer's obtaining alternative employment following termination. Upon such change of control, each officer's options under the Option Plan become fully exercisable if his employment is to terminate as of the closing of the change of control. If such officer's employment is to continue following a change of control, vesting of his options is accelerated by two (2) years as of the closing of the change of control. Under these agreements, severance benefits consist of a continuation of the officer's base salary and non-discretionary bonuses, if any, during the applicable severance period and of his medical, health and other insurance benefits.

                             CERTAIN TRANSACTIONS

  During fiscal year 1998, LG Electronics purchased approximately $6.2 million of the Company's systems. LG Electronics is a significant shareholder and is represented on the Company's Board of Directors.

  At September 30, 1998, the Company had a loan outstanding in the principal amount of $72,520 to Francois J. Henley, a director of the Company. Such loan was entered into in June 1995 for the purpose of exercising options to purchase Common Stock of the Company. Such loan is evidenced by a full recourse promissory note secured by shares of the Company's Common Stock and is due on June 1, 2000. The interest rate on such loan is 6.83%, compounded semiannually. Since the commencement of fiscal 1998, the largest aggregate indebtedness of Mr. Henley under such loan was $89,443.15, including principal and accrued interest.

  On October 10, 1996, Vincent Sollitto, Jr., Chief Executive Officer and a director of the Company, issued a full recourse promissory note to the Company in the amount of $56,253 at an interest rate of 6.72%, compounded annually, for the purpose of purchasing Common Stock of the Company. Under the terms of the promissory note, principal and accrued but unpaid interest were payable in installments in the amount of ten percent (10%) of Mr. Sollitto's salary on the first day of each month beginning on November 1, 1996. The Company forgave all accrued interest under the promissory note on September 1, 1998.

  The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under California law and the Company's Bylaws.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          /s/ RICHARD DISSLY
                                          Richard Dissly
                                          Chief Financial Officer

December 18, 1998

  A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, PHOTON DYNAMICS, INC., 6325 SAN IGNACIO AVENUE, SAN JOSE, CALIFORNIA 95119.

                                                                      1455-PS-99

                                    PROXY

                            PHOTON DYNAMICS, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON JANUARY 26, 1999


The undersigned hereby appoints Vincent Sollitto and Richard Dissley and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Photon Dynamics, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Photon Dynamics, Inc. to be held at the principal executive offices, 6325 San Ignacio Avenue, San Jose, California 95119 on Tuesday, January 26, 1999 at 3:00 p.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

-----------                                                        -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                               SIDE
-----------                                                        -----------

                                 DETACH HERE


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2, 3 AND 4.

    1. To elect directors to serve for the ensuing year and until their successors are elected.

       NOMINEES:  Vincent Sollitto, Jr., Francois J. Henley, E. Floyd Kvamme,
                  Barry L. Cox, Michael J. Kim and Malcolm J. Thompson

                   FOR       WITHHELD            MARK HERE IF YOU PLAN
                   [_]         [_]               TO ATTEND THE MEETING   [_]

                                                 MARK HERE FOR ADDRESS
                                                 CHANGE AND NOTE BELOW   [_]
[_] ______________________________________
    For all nominees except as noted above


    2. To approve the Company's 1995 Stock          FOR     AGAINST    ABSTAIN
       Option Plan, as amended, to increase         [_]       [_]        [_]
       the aggregate number of shares of Common
       Stock authorized for issuance under
       such plan by 230,000 shares.

    3. To approve the Company's 1995 Employee       FOR     AGAINST    ABSTAIN
       Stock Purchase Plan, as amended, to          [_]       [_]        [_]
       increase the aggregate number of shares
       of Common Stock authorized for issuance
       under such plan by 150,000 shares.

    4. To ratify the selection of Ernst & Young     FOR     AGAINST    ABSTAIN
       LLP as independent auditors of the           [_]       [_]        [_]
       Company for its fiscal year ending
       September 30, 1999.

    5. To transact such other business as may properly come before the meeting or any adjournment of postponement thereof.

    PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If a signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.



Signature: ____________ Date: _________  Signature: ____________ Date: _________